Exhibit 99.4

Reconciliation of Historical Net Loss to Pro Forma Adjusted EBITDA | Neustar

(in millions)

The table below presents a reconciliation of the Non-GAAP measure of pro forma Adjusted EBITDA for the Marketing, Risk, and Communications Solutions Business (A Business of Neustar, Inc.) (“Neustar”) to the most comparable GAAP measure of net loss attributable to Neustar as reflected in the audited combined financial statements of Neustar as of and for the year-ended December 31, 2020, and the unaudited condensed combined financial statements of Neustar as of and for the nine-months ended September 30, 2021 (collectively, “Carve-out Financial Statements”), filed as Exhibit 99.1 and 99.2, respectively, to this Form 8-K/A.

	For the Nine Months Ended	For the Year Ended
	September 30, 2021	December 31, 2020
Historical net loss	$(67.3)	$(130.6)
Net interest Expense	68.0	109.2
Income tax benefit	(4.7)	(40.2)
Depreciation and amortization	82.8	119.3

EBITDA	$78.8	$57.7
Adjustments to EBITDA:
Stock-based compensation (1)	$0.5	$1.0
Mergers, acquisitions, divestitures and business optimization (2)	13.3	4.1
Net other (3)	(2.0)	10.1

Total adjustments to EBITDA	11.7	15.2

Pro Forma Adjusted EBITDA	$90.5	$72.9

As a result of displaying amounts in millions, rounding differences may exist in the tables above and footnotes below.

(1)	Consists of non-cash stock-based compensation expense.
(2)	Consists of acquisition and divestiture related expenses.
(3)

Consists of restructuring expenses and sponsor related fees, offset by the inclusion of certain operating expenses that were excluded from the Carve-out Financial Statements, filed as Exhibit 99.1 and 99.2, respectively, to the Company’s Current Report on Form 8-K/A to which this Exhibit 99.4 is attached.